U.S. Trucking, Inc. Announces Shareholder Approval of Name Change
           and Reverse Stock Split during Special Shareholders Meeting


Louisville, Ky - (Business Wire)--January 29, 2001 - U.S. Trucking, Inc. (OTC BB:USTK) today announced its shareholders have voted to change the company's name to Logistics Management Resources, Inc. and in favor of a reverse stock split of the Company's issued and outstanding shares of common stock on a 1-for-100 basis. The record date for the reverse split shall be February 12, 2001.

Commenting on the announcement, Dan Pixler, Chairman and Chief Executive Officer of U.S. Trucking, stated: "The shareholders have approved a name change as well as a reverse stock split which management feels is crucial to move forward with its rebuilding plan. We will intensify our efforts to establish brand recognition for the new name and complete other organizational matters, such as electing additional members to the Board of Directors."

"With the resolution of these matters, we can focus our efforts to the recapitalization of the company and the completion of our first acquisition since the restructuring of the company began on November 27, 2000," Pixler concluded.

Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent the management's opinion. Where management believes such representations to be true and accurate based on information available to the company at this time, actual results may differ materially from those described.

CONTACT:

Dan Pixler